PRESS RELEASE Steven Cantor VP of Corporate Relations T + 978 436 6500 irelations@entegris.com

Exhibit 99.1
FOR RELEASE AT 7:00 AM EST

ENTEGRIS REPORTS RECORD SALES AND EARNINGS IN FIRST QUARTER OF 2018

•First-quarter revenue of $367.2 million grew 16% from prior year
•GAAP net income per diluted share of $0.40 increased 74% from a year ago
•Non-GAAP net income per diluted share of $0.47 increased 68% from a year ago
•Adjusted EBITDA of $106.0 million grew 40% from a year ago

BILLERICA, Mass., April 26, 2018 - Entegris, Inc. (NasdaqGS: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today reported its financial results for the Company’s first quarter ended March 31, 2018.
First-quarter sales were $367.2 million, an increase of 16% from the same quarter last year and a 5% increase sequentially. First-quarter net income was $57.6 million, or $0.40 per diluted share, which include $11.7 million of amortization of intangible assets, and a $1.5 million tax charge related to the Tax Cuts and Jobs Act. Non-GAAP net income was $68.0 million, or $0.47 per diluted share.
Bertrand Loy, president and chief executive officer, said: "We are very pleased with our record results in the first quarter. We grew our revenue faster than our markets and expanded our profits faster than our top line -- both of which are key ongoing goals. Industry trends continue to be positive for Entegris, as the semiconductor industry's intersecting needs for new materials and increasing purity requirements are driving new market opportunities for our unique solutions set."
Mr. Loy added: "We generated record quarterly adjusted EBITDA of $106 million, or 28.9% of revenue. Our strong operational execution supported the deployment of $104 million of capital in the quarter consistent with our strategy, which included capital investments to support future growth, an accretive acquisition, additional debt pay down, and our continued share repurchase and quarterly dividend programs."

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ENTEGRIS, INC.	129 Concord Road, Building 2	T + 1 978 436 6500
entegris.com	Billerica, MA 01821 USA	F + 1 978 436 6745

Quarterly Financial Results Summary
(in thousands, except per share data)

GAAP Results	Q1-2018	Q1-2017	Q4-2017
Net sales	$367,199	$317,377	$350,562
Operating income	$78,473	$50,920	$71,152
Operating margin	21.4%	16.0%	20.3%
Net income (loss)	$57,562	$32,514	$(28,341)
Diluted earnings (loss) per share (EPS)	$0.40	$0.23	$(0.20)
Non-GAAP Results
Non-GAAP adjusted operating income	$90,142	$61,865	$82,172
Adjusted operating margin	24.5%	19.5%	23.4%
Non-GAAP net income	$68,015	$40,754	$59,694
Non-GAAP EPS	$0.47	$0.28	$0.42
Second-Quarter Outlook
For the second quarter ending June 30, 2018, the Company expects sales of $370 million to $385 million, net income of $52 million to $59 million, and net income per diluted share between $0.36 and $0.41. On a non-GAAP basis, EPS is expected to range from $0.42 to $0.47 per diluted share, which reflects net income on a non-GAAP basis in the range of $60 million to $68 million, which is adjusted for expected amortization expense of approximately $12 million or $0.06 per share.
Segment Results
The Company reports its results in the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases and materials, as well as safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC solutions purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport, and deliver critical liquid chemistries and substrates for a broad set of applications in the semiconductor industry and other high-technology industries.
First-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the first quarter on Thursday, April 26, 2018, at 9:00 a.m. Eastern Time. Participants should dial 888-394-8218 or +1 323-701-0225, referencing confirmation code 3750785. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 3750785. The replay will be available starting at 12:00 p.m. ET on Thursday, April 26 through June 9 at 12:00 p.m. ET.

The call can also be accessed live and on-demand from the Entegris website. Point your web browser to http://investor.entegris.com/events.cfm and follow the link to the webcast. The on-demand playback will be available for six weeks after the conclusion of the teleconference.

Management’s slide presentation concerning the results for the first quarter, which may be referred to during the call, will be posted on the investor relations section of www.entegris.com Thursday morning before the call.

Entegris, Inc. | page 2 of 10

ABOUT ENTEGRIS
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business. The reconciliations of GAAP Net Income (Loss) to Adjusted Operating Income and Adjusted EBITDA, and GAAP Net Income (Loss) to Non-GAAP Earnings per Share are included elsewhere in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to future period guidance; future sales, net income, net income per diluted share, non-GAAP EPS, non-GAAP net income, expenses and other financial metrics; our performance relative to our markets; market and technology trends; the development of new products and the success of their introductions; Company's capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the effect of the Tax Cuts and Jobs Act on our capital allocation strategy; the impact of the acquisitions we have made and commercial partnerships we have established; our ability to execute on our strategies; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers' rapidly changing requirements; our concentrated customer base; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions; our ability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; our dependence on sole source and limited source suppliers; the increasing complexity of certain manufacturing processes; raw material shortages and price increases; changes in government regulations of the countries in which we operate; fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; the level of, and obligations associated with, our indebtedness; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 15,

Entegris, Inc. | page 3 of 10

2018, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

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Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2018	April 1, 2017	December 31, 2017
Net sales	$367,199	$317,377	$350,562
Cost of sales	191,202	177,781	186,883
Gross profit	175,997	139,596	163,679
Selling, general and administrative expenses	58,269	50,492	55,018
Engineering, research and development expenses	27,586	27,239	26,489
Amortization of intangible assets	11,669	10,945	11,020
Operating income	78,473	50,920	71,152
Interest expense, net	7,226	8,393	7,533
Other expense, net	139	902	21,696
Income before income tax expense	71,108	41,625	41,923
Income tax expense	13,546	9,111	70,264
Net income (loss)	$57,562	$32,514	$(28,341)

Basic net income (loss) per common share:	$0.41	$0.23	$(0.20)
Diluted net income (loss) per common share:	$0.40	$0.23	$(0.20)

Weighted average shares outstanding:
Basic	141,581	141,501	141,329
Diluted	143,652	143,315	141,329

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Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$550,236	$625,408
Accounts receivable, net	195,284	183,434
Inventories	214,145	198,089
Deferred tax charges and refundable income taxes	17,373	18,012
Other current assets	34,012	32,665
Total current assets	1,011,050	1,057,608

Property, plant and equipment, net	364,301	359,523

Goodwill	375,340	359,688
Intangible assets	190,814	182,430
Deferred tax assets	10,186	9,103
Other assets	9,639	7,820
Total assets	$1,961,330	$1,976,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt, current maturities	$100,000	$100,000
Accounts payable	68,406	68,762
Accrued liabilities	70,066	99,374
Income tax payable	27,996	22,835
Total current liabilities	266,468	290,971

Long-term debt, excluding current maturities	549,821	574,380
Other liabilities	120,647	117,803
Shareholders’ equity	1,024,394	993,018
Total liabilities and shareholders’ equity	$1,961,330	$1,976,172

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Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2018	April 1, 2017
Operating activities:
Net income	$57,562	$32,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,897	13,977
Amortization	11,669	10,945
Stock-based compensation expense	4,128	3,870
Provision for deferred income taxes	(721)	3,422
Other	1,503	3,633
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(6,011)	(7,546)
Inventories	(14,955)	(5,415)
Accounts payable and accrued liabilities	(33,985)	(23,490)
Income taxes payable and refundable income taxes	6,692	(1,252)
Other	(2,962)	2,774
Net cash provided by operating activities	38,817	33,432
Investing activities:
Acquisition of property and equipment	(21,047)	(22,190)
Acquisition of business	(37,656)	—
Other	146	186
Net cash used in investing activities	(58,557)	(22,004)
Financing activities:
Payments on long-term debt	(25,000)	(25,000)
Issuance of common stock	473	1,041
Taxes paid related to net share settlement of equity awards	(14,123)	(4,575)
Repurchase and retirement of common stock	(10,000)	(4,000)
Dividend payments	(9,883)	—
Other	(246)	(270)
Net cash used in financing activities	(58,779)	(32,804)
Effect of exchange rate changes on cash	3,347	6,146
Decrease in cash and cash equivalents	(75,172)	(15,230)
Cash and cash equivalents at beginning of period	625,408	406,389
Cash and cash equivalents at end of period	$550,236	$391,159

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Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended
Net sales	March 31, 2018	April 1, 2017	December 31, 2017
Specialty Chemicals and Engineered Materials	$130,743	$114,435	$125,339
Microcontamination Control	118,637	102,887	115,650
Advanced Materials Handling	117,819	100,055	109,573
Total net sales	$367,199	$317,377	$350,562

	Three months ended
Segment profit[1]	March 31, 2018	April 1, 2017	December 31, 2017
Specialty Chemicals and Engineered Materials	$31,562	$23,128	$30,075
Microcontamination Control	41,991	30,987	39,328
Advanced Materials Handling	23,142	13,960	18,226
Total segment profit	96,695	68,075	87,629
Amortization of intangibles	11,669	10,945	11,020
Unallocated expenses	6,553	6,210	5,457
Total operating income	$78,473	$50,920	$71,152

1Beginning in the first quarter of 2018, the Company has changed its definition of segment profit to include an allocation of certain general and administrative costs for the Company’s human resources, finance and information technology functions previously unallocated by the Company. Prior quarter information was recast to reflect the change in the Company's definition of segment profit.

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Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income (Loss) to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2018	April 1, 2017	December 31, 2017
Net sales	$367,199	$317,377	$350,562
Net income (loss)	$57,562	$32,514	$(28,341)
Adjustments to net income (loss):
Income tax expense	13,546	9,111	70,264
Interest expense, net	7,226	8,393	7,533
Other expense, net	139	902	21,696
GAAP - Operating income	78,473	50,920	71,152
Amortization of intangible assets	11,669	10,945	11,020
Adjusted operating income	90,142	61,865	82,172
Depreciation	15,897	13,977	15,035
Adjusted EBITDA	$106,039	$75,842	$97,207

Adjusted operating margin	24.5%	19.5%	23.4%
Adjusted EBITDA - as a % of net sales	28.9%	23.9%	27.7%

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Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Earnings per Share
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2018	April 1, 2017	December 31, 2017
GAAP net income (loss)	$57,562	$32,514	$(28,341)
Adjustments to net income (loss):
Loss on debt extinguishment	—	—	20,687
Amortization of intangible assets	11,669	10,945	11,020
Tax effect of adjustments to net income (loss) and discrete items[1]	(2,710)	(2,705)	(10,385)
Tax effect of Tax Cuts and Jobs Act	1,494	—	$66,713
Non-GAAP net income	$68,015	$40,754	$59,694

Diluted earnings (loss) per common share	$0.40	$0.23	$(0.20)
Effect of adjustments to net income (loss)	$0.07	$0.06	$0.61
Diluted non-GAAP earnings per common share	$0.47	$0.28	$0.42

1The tax effect of pre-tax adjustments to net income (loss) was calculated using the applicable marginal tax rate during the respective years.

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